Exhibit 24(b)



              INTERNATIONAL BUSINESS MACHINES CORPORATION

                     Certificate of the Secretary




          The undersigned, John E. Hickey, Secretary of International Business Machines Corporation (the "Corporation"), does hereby certify that attached hereto as Exhibit A is a true, correct and complete copy of a resolution adopted by the Corporation Board of Directors on February 27, 1996 authorizing the Corporation's officers to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.


          IN WITNESS WHEREOF, the undersigned has executed this certificate this 14th day of May, 1996.



                                       INTERNATIONAL BUSINESS MACHINES
                                       CORPORATION,


                                       by  /s/ John E. Hickey
                                           --------------------------------
                                           Name:  John E. Hickey
                                           Title: Secretary









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                                                              Exhibit A




          RESOLVED that the transaction with TWG Holdings, Inc. and its subsidiaries, on substantially the terms and conditions presented to the Board of Directors at this meeting (the "Proposed Acquisition") be, and it hereby is, authorized and approved, and that any officer of the Corporation be, and each of them individually hereby is, authorized and empowered to execute and deliver in the name and on behalf of the Corporation any agreements, instruments and other documents (and any amendments thereto) necessary or appropriate in connection with the Proposed Acquisition or any of the other matters or transactions related thereto; and

          RESOLVED that the Board of Directors of the Corporation hereby authorizes the issuance of up to 200,000 shares of Capital Stock, $1.25 par value, of the Corporation or the delivery of up to 200,000 shares of Capital Stock of the Corporation held in treasury, or a combination of the foregoing (the "Shares"), in payment of all or a portion of the consideration for the Proposed Acquisition; and

          RESOLVED that the proper officers of the Corporation be, and hereby are, authorized and empowered to prepare for filing with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933, as amended, one or more registration statements on Form S-4, Form S-3 or other appropriate Form, relating to the Shares, and that each of Louis V. Gerstner, Jr., G. Richard Thoman, Lawrence R. Ricciardi, James M. Alic, John E. Hickey and Jeffrey D. Serkes be, and each of them hereby is, vested with full power to act, together or each without the others, in any and all capacities, in the name and on behalf of the Corporation to sign or cause to be signed electronically, such registration statements and any and all amendments to the aforementioned registration statements, and to file said registration statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, and all actions in connection with the preparation, execution and filing of said registration statements with the SEC on behalf of and as attorneys for the Corporation are hereby ratified, approved and adopted in all respects; and

          RESOLVED that the proper officers of the Corporation be, and they hereby are, authorized in the name and on behalf of the Corporation, to take any and all action which they may deem necessary or advisable in order to







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effect the registration or qualification (or exemption therefrom) of the Shares for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any foreign jurisdiction and political subdivisions thereof, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such officers of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the ratification by the Corporation of the papers and documents so executed and the actions so taken; and

          RESOLVED that the Corporation is hereby authorized to list the Shares on any public exchanges, and that the proper officers of the Corporation are hereby authorized on behalf of the Corporation to execute all listing applications, fee agreements and other documents in connection with the foregoing; and

          RESOLVED that the proper officers of the Corporation be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all fees, expenses and taxes as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions; and

          RESOLVED that the proper officers of the Corporation shall have the authority to further delegate, in whole or in part, the authority provided in these Resolutions to any other officer or employee of the Corporation.







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